UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 Highland Parkway, Suite 200, Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 21, 2023, Univar Solutions Inc. (the “Company”) provided notice to U.S. Bank National Association (in such capacity, the “Trustee”) under that certain Indenture, dated as of November 22, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Supplemental Indenture, dated as of November 22, 2019, the “Indenture”), among Univar Solutions USA Inc. (the “Issuer”), the Company, the subsidiary guarantors from time to time party thereto, and the Trustee, relating to the Issuer’s 5.125% Senior Notes due 2027 (the “Notes”), that on August 1, 2023 (the “Redemption Date”), subject to and conditioned upon the closing of the Company’s previously announced acquisition by affiliates of funds managed by affiliates of Apollo Global Management, Inc., an alternative asset manager, and the Abu Dhabi Investment Authority and one or more of its affiliates (such condition, the “Condition”), the Company intends to redeem all $454,030,000 in aggregate principal amount of the Notes at a redemption price of 102.563% of the principal amount thereof, plus accrued and unpaid interest, in accordance with the terms of the Indenture. At the Company’s discretion, the Redemption Date may be delayed until such time as the Condition is satisfied (or waived by the Company in its sole discretion). The Company may rescind the notice of redemption in its sole discretion if the Condition is not satisfied.

Forward-Looking Statements and Information

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. All forward-looking statements made in this communication are qualified by this cautionary language.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns; significant changes in the business strategies of producers or in the operations of customers; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; management’s time and attention being diverted to issues related to the proposed transaction; the Company’s ability to meet expectations regarding the timing and completion of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business, contractual and operational relationships; the institution of legal proceedings against the Company, the other parties to the merger agreement and certain of their affiliates related to the proposed transaction; the Company becoming unable to retain or hire key personnel due to the proposed transaction; the announcement of the proposed transaction having a negative effect on the market price of the Common Stock or operating results; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the Company’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and the other factors described in the Company’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and to other documents filed by the Company with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. We caution you that the forward-looking information presented in this communication is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this communication.

Any forward-looking statements represent the Company’s views only as of the date of this communication and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation, other than as may be required by law, to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2023	Univar Solutions Inc.

	By:	/s/ Alexa Colin
	Name:	Alexa Colin
	Title:	Senior Vice President, General Counsel and Secretary